AMENDMENT NO. 3 OF RECEIVABLES PURCHASE AGREEMENT



               AMENDMENT NO. 3, dated as of June 27, 1997, to the Receivables Purchase Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995, and as further amended as of June 27, 1996 and as of September 6, 1996 (the " Agreement"), among INTERCO RECEIVABLES CORP. (the "Seller"), ATLANTIC ASSET SECURITIZATION CORP. (the "Issuer"), and CREDIT LYONNAIS NEW YORK BRANCH ("CL-NY"), as agent (the "Agent") for the Investors (the "Amendment").

                                  RECITALS

               WHEREAS, the Seller, the Issuer and the Agent have agreed subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

               Terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement.

               NOW, THEREFORE, the parties agree as follows:

               1. Amendment of Agreement. The Agreement shall be and is hereby amended, as of the date hereof, as follows:

               A.     In the definition of "Weekly Settlement Trigger" in
          Exhibit I, Consolidated Net Interest Coverage Ratio and Leverage Ratio are hereby amended to read as follows:

               "(a)     The Consolidated Net Interest Coverage Ratio for
          any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below, shall be less than the amount set forth opposite such period below:

                    Fiscal Quarter                   Ratio
                    --------------                   -----

                    June 1997                     3.00 : 1.00
                    September 1997                3.00 : 1.00
                    December 1997                 3.00 : 1.00

                    March 1998                    3.00 : 1.00
                    June 1998                     3.00 : 1.00
                    September 1998                3.25 : 1.00
                    December 1998                 3.25 : 1.00

                    March 1999 and thereafter     3.50 : 1.00

               (b) The Leverage Ratio at any time shall be greater than the ratio set forth opposite the fiscal quarter most recently ended as set forth below:

                    Fiscal Quarter                  Ratio
                    --------------                  -----

                    June 1997                     4.65 : 1.00
                    September 1997                4.65 : 1.00
                    December 1997                 4.65 : 1.00

                    March 1998                    4.50 : 1.00
                    June 1998                     4.50 : 1.00
                    September 1998                4:35 : 1.00
                    December 1998                 4.25 : 1.00

                    March 1999 and thereafter     4.00 : 1.00"

               B. The definition of "Bank Credit Agreement" in Exhibit I shall be amended to provide in its entirety as follows:

               "Bank Credit Agreement" means the Credit Agreement dated as of November 17, 1994, as amended and restated as of December 29, 1995 and as further amended and restated as of September 6, 1996 and as of June 27, 1997, among Furniture Brands International, Inc. (f/k/a Interco), Broyhill, Lane, Thomasville, the banks named therein and Bankers Trust Company, as agent."

               2. Consent to Amendment of Bank Credit Agreement. Pursuant to the first sentence of the section of Exhibit I to the Agreement captioned "Other Terms", and for the purpose of giving effect to certain terms defined in the Bank Credit Agreement (as amended and restated as set forth above) which are referenced in the Agreement, the Agent hereby consents to the amendment and restatement of the Bank Credit Agreement as of June 27, 1997.

               3. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

               4. Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

               5.      Amendment of Originator Purchase Agreement.
          Pursuant to paragraph (n) of Exhibit IV to the Agreement, the Agent hereby consents to the amendment, as of the date hereof, of


          the Originator Purchase Agreement, in the form previously delivered to the Agent.

               6. References to Agreement. From and after the date hereof, (a) all references in the Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

               7. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

               8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.

               IN WITNESS WHEREOF, the Seller, the Issuer and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



          SELLER:                INTERCO RECEIVABLES CORP.


                                 By:  David P. Howard
                                    --------------------
                                 Name:  David P. Howard
                                 Title:   President



          ISSUER:                ATLANTIC ASSET SECURITIZATION CORP.


                                 By: Credit Lyonnais New York  Branch,
                                      as Attorney-in-Fact


                                 By: David C. Fink
                                    -------------------------
                                 Name:  David C. Fink
                                 Title:   Vice President


          AGENT:                 CREDIT LYONNAIS NEW YORK BRANCH, as Agent


                                 By: David C. Fink
                                    ------------------------
                                 Name:  David C. Fink
                                 Title:   Vice President


          Pursuant to clause (c) of Section 8 of the LAPA, each of the undersigned hereby consent to the foregoing:

          THE BANK OF NEW YORK


          By: John M. Lokay, Jr.
             ----------------------
          Name:  John M. Lokay, Jr.
          Title:  Vice President


          THE INDUSTRIAL BANK OF JAPAN, LTD.,
          CHICAGO BRANCH


          By: Hiroki Yamada
             -------------------
          Name:  Hiroki Yamada
          Title: General Manager


          THE BANK OF TOKYO - MITSUBISHI,
          LTD. f/k/a The Mitsubishi Bank, Ltd.


          By: Yosuke Aoyagi
             --------------------
          Name:  Yosuke Aoyagi
          Title:  Authorized Signatory


          CAISSE NATIONALE DE CREDIT
          AGRICOLE


          By: Katherine L. Abbott
             ------------------------
          Name:  Katherine L. Abbott
          Title:  First Vice President

          RAIFFEISEN ZENTRALBANK OSTERREICH
          AKTIENGESELLSCHAFT


          By:  Martin Gwell
             ------------------------
          Name: Martin Gwell
          Title:  Vice President


          By:  Michael Meyer
             ------------------------
          Name:  Michael Meyer
          Title:  Vice President